Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

Synergetics USA, Inc.

at

$6.50 Net Per Share in Cash plus one non-transferable contractual contingent value right for each Share, which represents the right to receive up to two contingent payments, if any, of up to $1.00 in cash in the aggregate, upon the achievement of certain milestones

Pursuant to the Offer to Purchase dated September 16, 2015

by

Blue Subsidiary Corp.

a wholly owned subsidiary of

Valeant Pharmaceuticals International

a wholly owned subsidiary of

Valeant Pharmaceuticals International, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 14, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE PURCHASER (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Blue Subsidiary Corp., a Delaware corporation (the “Purchaser”), to purchase all outstanding shares of common stock, $0.001 par value per share (“Shares”), of Synergetics USA, Inc., a Delaware corporation (“Synergetics”), at a price of $6.50 per Share, net to the seller in cash (less any required withholding taxes and without interest), plus one non-transferable contractual contingent value right per Share (each, a “CVR”), which represents the right to receive up to two contingent payments, if any, of up to $1.00 in the aggregate net to the holder in cash (less any applicable withholding taxes and without interest) upon the achievement of certain specified milestones within an agreed upon time period, at the times and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 16, 2015 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the accompanying Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Time, if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Time, or if time will not permit all required documents to reach the Depositary prior to the Expiration Time. The Purchaser is a wholly owned subsidiary of Valeant Pharmaceuticals International, a Delaware corporation, which is a wholly owned subsidiary of Valeant Pharmaceuticals International, Inc., a Canadian corporation.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by hand, mail, express mail, courier or other expedited service or, for Eligible Institutions (as defined below) only, by facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By hand, mail, express mail, courier, or other expedited service:	By Facsimile Transmission: (For Eligible Institutions Only)

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	(718) 234-5001 Confirm Facsimile by Telephone: (877) 248-6417 or (718) 921-8317 (For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Blue Subsidiary Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 16, 2015 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the accompanying Letter of Transmittal, together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Time.

Number of Shares Tendered:	Name(s) of Record Owner(s):

(Please Type or Print)
Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:	(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:	Signature(s):

Date:

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GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Capital Market trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the NASDAQ Capital Market is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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